Exhibit 10.1
FOURTH AMENDMENT
TO
AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
HOSPITALITY INVESTORS TRUST OPERATING PARTNERSHIP, L.P.

This FOURTH AMENDMENT TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF HOSPITALITY INVESTORS TRUST OPERATING PARTNERSHIP, L.P. (the “Company”) is made as of February 27, 2018 (this “Amendment”), by HOSPITALITY INVESTORS TRUST, INC., a Maryland corporation, as general partner (the “General Partner”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as March 31, 2017 (as amended by the First Amendment thereto, dated as of July 3, 2017, the Second Amendment thereto, dated as of September 29, 2017, the Third Amendment thereto, dated as of December 29, 2017, and thereafter from time to time, the “Partnership Agreement”).
RECITALS:
WHEREAS, on February 27, 2018, pursuant to Section 3(a) and Section 3(c) of the Purchase Agreement, the Company has sold, and the Initial Preferred LP has purchased, an additional 1,694,915.25 Class C Units on the date hereof, for an aggregate Capital Contribution of $25,000,000.00;
WHEREAS, the General Partner desires to amend the Partnership Agreement to amend and restate Exhibit A of the Partnership Agreement to accurately reflect at all times the information to be contained thereon; and
WHEREAS, pursuant to Sections 4.3(b) and 14.1(a) of the Partnership Agreement, the General Partner is authorized to take such steps in its sole and absolute discretion.
NOW THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the General Partner, intending to be legally bound, hereby agrees as follows:
Section 1. Amendments. Exhibit A of the Partnership Agreement is hereby amended and restated in its entirety in the form attached hereto as Exhibit A.
Section 2. Miscellaneous.
(a) Governing Law. This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.
(b) Ratification. The Partnership Agreement (as amended by this Amendment) shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Amendment as of the date and year first aforesaid.

GENERAL PARTNER:

HOSPITALITY INVESTORS TRUST, INC.

By:     _________________________
Name:
Title:

EXHIBIT A

Amended and Restated as of February 27, 2018
Partners’ Contributions and Partnership Interests

Name and Address of Partner	Type of Interest	Type of Unit	Capital Contribution (Stated Value with respect to Class C Units)	Number of Partnership Units Issued and Outstanding	Percentage Interest
Hospitality Investors Trust, Inc. (3950 University Drive, Fairfax, Virginia, 22030)	General Partner Interest	GP Units	$200,000	8,888	0.02%
	Limited Partner Interest	OP Units	$825,283,883.89	39,496,853.725	99.98%
Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC (250 Vesey Street, 15th Floor, New York, NY 10281)	Limited Partner Interest	Class C Units - Purchase Agreement	$160,000,000.00	10,847,457.62	__
		Class C Units - PIK Distributions	5,241,406.64(1)	355,349.60	__
BSREP II Hospitality II Special GP OP LLC (250 Vesey Street, 15th Floor, New York, NY 10281)	Special General Partner Interest	None	None	N/A	__

(1) The Stated Value of Class C Units issued as PIK Distributions will be $0 in certain circumstances pursuant to this Agreement.